EXHIBIT 99.1

News Release

Contacts:	Lonny Robinson	Angie Yang
	Chief Financial Officer	Investor Relations
	213.401.2311	PondelWilkinson Inc.
	lonnyr@centerbank.com	310.279.5967
ayang@pondel.com

CENTER FINANCIAL FILES EXTENSION FOR 2008 FORM 10-K

LOS ANGELES – March 16, 2009 – Center Financial Corporation (NASDAQ: CLFC) today said it has filed an extension on Form 12b-25 pertaining to the filing of its Form 10-K for the year ended December 31, 2008.

Due to the dramatic changes in the overall economy and new information that only recently became available to the company, management deems it prudent to increase Center Financial’s loan loss reserves from the levels previously reported on January 29, 2009 in its financial results release for the fourth quarter of 2008. The company requires additional time to complete its analysis in order to determine the amount of additional provisioning required to adequately address the current trends, before finalizing its financial statements for 2008.

“We believe the need for an additional loan loss provision is a reflection of the rapid deterioration in the overall market conditions and will provide better directional consistency considering the recent changes in the national and local economic conditions,” said Jae Whan (J.W.) Yoo, president and chief executive officer.

While the additional loan loss provision is expected to result in a net loss for the year ended December 31, 2008, at this time, the company is unable to make a reliable quantitative estimate of such loss until the audit of its consolidated financial statements has been completed. The company currently anticipates that its Form 10-K for the year ended December 31, 2008 will be filed by March 31, 2009, within the fifteen-day grace period provided under Rule 12b-25(b).

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s soundest financial institutions focusing on the Korean-American community, with total assets of $2.06 billion at December 31, 2008. Headquartered in Los Angeles, Center Bank operates a total of 19 full-service branches and one loan production office. The company has 16 full-service branches located throughout Southern California. Center Bank also operates two branches and one loan production office in the Seattle area, along with one branch in Chicago. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding an additional loan loss provision for the fourth quarter of 2008 and the expected resulting net loss for full year. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission (SEC) are incorporated herein by reference. These factors include, but are not limited to: competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; changes in interest rates; new litigation or changes or adverse developments in existing litigation; and regional and general economic conditions. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

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